EXHIBIT 99.3

U.S. BANK

ADDENDUM TO TERM LOAN AGREEMENT AND NOTE

This Addendum is made part of the Term Loan Agreement and Note (the “Agreement”) made and entered into by and between the undersigned borrower (the “Borrower”) and the undersigned bank (the “Bank”) as of the date identified below. The warranties, covenants and other terms described below are hereby added to the Agreement.

Financial Covenants. Financial terms used herein which are not specifically defined herein shall have the meanings ascribed to them under generally accepted accounting principles. For any Borrower who does not have a separate fiscal year end for tax reporting purposes, the fiscal year will be deemed to be the calendar year. Borrower (herein referred to as the “Subject Party”) will maintain the following:

Debt to Tangible Net Worth Ratio as of the end of each fiscal year of not more than 2.25 to 1.

“Debt to Tangible Net Worth Ratio” shall mean the relationship, expressed as the numerical ratio, between: (i) the total of all liabilities of the Subject Party which would appear on a balance sheet of the Subject Party in accordance with generally accepted accounting principles; and (ii) Tangible Net Worth.

“Tangible Net Worth” shall mean the total of all assets properly appearing on the balance sheet of the Subject Party in accordance with generally accepted accounting principles, less the sum of the following:

(i)	the book amount of all such assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, all such items as goodwill, trademarks, trademark rights, trade names, trade name rights, brands, copyrights, patents, patent rights, licenses, deferred charges and unamortized debt discount and expense;

(ii)	any write-up in the book value of any such assets resulting from a revaluation thereof subsequent to the date of the Agreement;

(iii)	all reserves which have not already been deducted in calculating total assets on the Subject Party’s balance sheet, including reserves for depreciation, obsolescence, depletion, insurance, and inventory valuation, but excluding contingency reserves not allocated for any particular purpose and not deducted from assets;

(iv)	the amount, if any, at which any shares of stock of the Subject Party appear on the asset side of such balance sheet;

(v)	all liabilities of the Subject Party shown on such balance sheet;

(vi)	all investments in foreign affiliates and non-consolidated domestic affiliates; and all accounts or notes due to the Subject Party from any shareholder, director, officer, employee or affiliate of the Subject Party or from any relative of such party.

Cash Flow Coverage Ratio as of the end of each fiscal year for the four (4) fiscal quarters then ended of at least 1.25 to 1.

“Cash Flow Coverage Ratio” shall mean the relationship, expressed as a numerical ratio, between: (i) the total of the Subject Party’s after-tax income (less dividends) plus interest expense, taxes, amortization and depreciation; and (ii) the sum of interest expense on all debt and required principal payments on long-term debt.

BORROWER SHALL PROVIDE OR MAINTAIN THE FOLLOWING:

QUARTERLY PERIODIC STATEMENTS WITHIN 30 DAYS OF END OF PERIOD AND AUDITED FINANCIAL STATEMENTS PREPARED BY AN ACCOUNTING FIRM ACCEPTABLE TO THE BANK WITHIN 120 DAYS OF THE END OF EACH FISCAL YEAR.

Permitted Indebtedness. Notwithstanding the restrictions on indebtedness in Section 2.7 of the Agreement, and so long as (a) no default has occurred and (b) no default would be caused by such indebtedness, Borrower may without the prior consent of the Bank incur indebtedness to third parties in an aggregate amount not to exceed $ N/A outstanding at any time, plus rental expense for capitalized leases not to exceed $ N/A per annum.

Permitted Liens. Notwithstanding the restriction on liens in Section 2.8 of the Agreement, and so long as (a) no default has occurred and (b) no default would be caused by such liens, Borrower may without the prior consent of Bank grant a security interest in or lien on those assets not otherwise pledged to Bank.

Dated as of 09-30-04

(Individual)	(Non-Individual)

WINLAND ELECTRONICS, INC.

Borrower Name	a/an MINNESOTA CORPORATION

	By:	/s/ Jennifer A. Thompson

Borrower Name	Name and Title JENNIFER A. THOMPSON,
TREASURER/CHIEF FINANCIAL OFFICER

By:

Name and Title

Agreed to:
U.S. BANK N.A.

	By:	/s/ Todd D. Loosbrock

Name and Title TODD D. LOOSBROCK, VICE PRESIDENT